EXHIBIT A

PRIME CAPITAL CORPORATION
1997 STOCK OPTION PLAN

1. Purpose. The purpose of this Plan, which shall be known as the Prime Capital Corporation 1997 Stock Option Plan (the "Plan"), is to provide Prime Capital Corporation (the "Company") and its subsidiaries with a means of retaining, attracting and increasing the incentive of their directors and certain key employees through rewards based upon the ownership and
performance of the common stock of the Company.   Toward that
end, the Board of Directors of the Company (the "Board") may grant options to purchase shares of common stock of the Company on terms and conditions not inconsistent with this Plan to (i) directors of the Company or its subsidiaries and (ii) key employees of the Company.

   The Plan shall supersede and replace the Company's existing stock option plans, including the 1984 Incentive Plan which was adopted by the Board of Directors on December 20, 1984, and approved by the Company's stockholders on December 20, 1984, the 1986 Plan which was adopted by the Board of Directors and approved by the Company's stockholders on March 11, 1986, the 1987 Plan which was approved by the Board of Directors on March 24, 1987 and approved by the Company's stockholders on May 27, 1987, as modified by the amendments approved by the shareholders in August 1994 and August 1996 (the "Former Plans"). No additional stock options shall be granted under the Former Plans, provided, however, that the Former Plans shall still be deemed to be outstanding for the purpose of determining the terms and conditions of any options granted under the Former Plans. Any unexercised options granted under the Former Plans that expire or are otherwise terminated pursuant to the terms of the respective Former Plans shall be immediately made available for the grant of new options under this Plan. Such available options shall be in addition to the limitations set forth in Section 4 below.

2. Effective Date. The Plan is effective as of the date of approval by the Board of Directors, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Prime Capital Corporation common stock present, or represented, and entitled to vote at the 1997 Annual Meeting of Stockholders. Awards may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. In the event such approval of the stockholders is not obtained, all awards granted under the Plan shall be null and void.

3. Administration of the Plan. The Board will appoint a Stock Option Committee (the "Committee) of no less than two directors to periodically review the performance of the employees and agents of the Company and its subsidiaries and to recommend to the Board the names of those to be granted options (hereinafter "Optionee") and the number of shares to be covered by the option or options to be granted. The Committee shall be composed of individuals selected in a manner that complies with Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). No options may be granted by the Committee to anyone who on the date of grant is not an active employee (including employees who are officers). The Committee may conduct its meeting in person or by telephone. The Committee is also authorized to interpret any rules, regulations, forms, notices, agreements and modifications relating to the Plan, and to make all other determinations and take all other actions which it deems necessary or advisable for administration of the Plan.

   The Chief Executive Officer of the Company shall be authorized to grant options in such amounts and at such times as he shall deem appropriate to non-employee directors of the Company. It is intended that no grant to a non-employee director shall preclude such director from being "disinterested" for purposes of Rule 16b-3.

4. Shares Subject to the Plan and Limitations on Options to be Granted. Except as provided in Section 1, the total number of shares of common stock, par value $.05 per share, which may be issued upon exercise of options granted under this Plan shall not exceed 185,566. Shares of common stock which are repurchased under Section 10 hereof or which are covered by an option granted pursuant to this Plan that expires unexercised in whole or in part, is surrendered, or is otherwise terminated prior to its exercise shall again be available for the grant of new options under this Plan.

  Shares of common stock issued under this Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof, except that 185,566 of the shares eligible for grant hereunder shall be derived from shares under the Company's 1987 Stock Option Plan, including the August 1994 and
August 1996 amendments thereto.

5. Eligibility. All employees and directors are eligible to receive the grant of options under this Plan. The maximum number of shares for which an option may be granted to an employee shall not be limited other than in the discretion of the Board of Directors, provided, however, that the maximum number of shares that may be granted to any individual employee during any calendar year under the Plan shall not exceed 200,000 shares.

6. Terms of Options. Each option granted under this Plan shall be evidenced by a written agreement (an "Option Agreement") between the Company and the optionee which shall contain such provisions as the Board in each instance shall deem to be appropriate and not inconsistent with any of the express provisions of this Plan applicable thereto or any of the resolutions relating to the Plan adopted by the Board. Subject to the provisions of this Plan, each such Option Agreement shall identify the options granted thereunder are intended to be non-qualified. Options granted under this Plan shall be exercisable at such times and in such installments after the date of grant as shall be set forth in the agreements pursuant to which such options are granted. The per share option price shall be specified in the Option Agreement, provided such price shall not be less than fifty percent (50%) of the fair market value (as hereinafter defined) of a share of common stock of the Company on the date the option is granted. An option issued pursuant to this Plan shall in no event be exercisable for more than ten years after the date of grant, at which time such option shall expire and terminate. Subject to such limitation and to Section 7 herein, an optionee may exercise options granted under this Plan for a period of thirty (30) days following, in the case of an optionee who is an employee, termination of the optionee's employment (12 months if termination of employment is due to total and permanent disability), or, in the case of a non-employee director, the time the optionee ceases to be a director of the Company (12 months if he ceases to be a director due to total and permanent disability), to the same extent, but only to such extent, that the optionee might have exercised such option at the time of such termination of employment or the time he ceased to be a director, as the case may be, provided that, to the extent that the Company shall have the right to repurchase options as provided in Section 10 hereof, the Company shall not be required to issue shares pursuant to an exercise of an option after termination of employment or the optionee ceases to be a director of the Company. Options shall not be assignable or transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such options.

  For purposes of this Plan, "fair market value" of a share of common stock of the Company on any day shall be (a) if the principal market for the common stock is a national securities exchange, the average of the highest and lowest sales price per share of common stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the common stock is not a national securities exchange and the common stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if the actual sales price information is available with respect to the common stock, the average of the highest and lowest sales prices per share of Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of common stock on such day on NASDAQ, or (c) if the principal market for the common stock is not a national securities exchange and the common stock is not quoted on NASDAQ, the average of the highest bid and lowest asked prices per share of common stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock of the Company shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

7. Termination of Relationship. Except as may otherwise be expressly provided in the applicable option agreement, any holder of an option whose employment with the Company (and its subsidiaries) has terminated for any reason may exercise such option to the extent exercisable on the date of such termination, at any time within the thirty (30) days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired, provided, however, that if such relationship was terminated either (a) for cause or (b) without the consent of the Company (other than as a result of the death or disability of the holder), the option shall terminate immediately.

8. Exercise of Options. Subject to the terms of the Option Agreement, any option granted under the 1997 Plan may be exercised from time to time in whole or in part, by the participant, or by a legatee or legatees of such option under such participant's last will, or by such participant's executors by delivering to the Company at its main office (attention Chief Financial Officer) written notice of the number of shares with respect to which the option is being exercised accompanied by full payment to the Company of the purchase price of the shares being purchased. Payment for the options exercised shall be either in (i) cash or check, bank draft or money order payable to the order of Prime Capital Corporation (collectively, "cash"), or
(ii) with the consent of the Board, shares of common stock of the Company (valued as of the date of the notice of exercise) with a value equal to or less than the total option price, plus cash in the amount, if any, by which the total option price exceeds the value of such shares of common stock. In the case of payment in stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Chief Financial Officer of the Company or, if such certificates have not yet been delivered to the optionee, by written notice to the Chief Financial Officer of the Company, requesting that the shares represented by such certificates be applied toward payments hereinabove.

9. Vesting. Vesting will be determined by the Committee per each Option Agreement. Any shares not vested prior to the termination of the Optionee's employ will be forfeited and shall again become available for the granting of options under the Plan.

10. Repurchase of Shares on Termination of Employment or Directorship and Restrictions on Shares. Shares issued upon exercise of options under this Plan shall not be sold, transferred, assigned, pledged, or otherwise encumbered, except by will or by the laws of descent and distribution, at a time at which they are (1) subject either to the Company's right to repurchase the shares or to a requirement that the Company repurchase such shares, as set forth in this Section 10 (collectively the "right to repurchase"), or to other restrictions on disposition of the shares as the Board shall impose pursuant to the terms of the Option Agreement or (2) pledged as collateral for any loan from the Company.

  Each Option Agreement shall state whether the shares granted thereunder shall be subject to the right of the Company to repurchase such shares and the terms and conditions of such repurchase. In the event that the Company shall have the right of repurchase, then the following terms and provisions of this Section shall apply.

   If an optionee's employment by the Company terminates within a specified period after a grant of an option to such optionee under this Plan or, in the case of an optionee who is a non-employee director, if such optionee ceases to be a director of the Company within a specified period after a grant of an option to the optionee under the Plan, or in any case if such optionee attempts to dispose of shares issued upon exercise of such options other than as allowed under this Plan, the Company shall have the right in its sole discretion to repurchase from such optionee at the option price a number of the shares issued pursuant to such grant up to but not exceeding the number of shares originally subject to such grant multiplied by the applicable percentage established by the Board in the Option Agreement which corresponds to the number of years since such grant.

   The Board may, in its discretion but consistently within the intent of the foregoing, prescribe such repurchase periods as it shall from time to time determine.

     In the event of (i) a merger in which the Company is not the continuing or surviving entity (or a reverse subsidiary merger or consolidation in which the Company is, in effect, acquired by another corporation), other than a merger which effects only a change in the jurisdiction of incorporation of the Company, (ii) an acquisition of all or substantially all of the Company's assets by another entity which then conducts the business of the Company, or (iii) a transfer of more than 50% of the voting power of the Company in one transaction or a series of related transactions (each of which events shall hereinafter be called a "major corporate transaction"), the right of repurchase contained in this Section 10 shall cease to be effective as of the effective date of such transaction, except to the extent expressly provided in the Option Agreement.

     The right of repurchase shall be determined separately for each separate grant of options to such optionee and may be exercised by the Company by means of a refusal to issue shares with respect to options exercised pursuant to Section 8 hereof after such termination of employment or after the optionee ceases to be a director of the Company, as the case may be, to the extent that such shares would have been subject to such right of repurchase if such options had been exercised prior to such termination or such cessation. The Company may assign the right of repurchase arising under this Section 10 with respect to any share of common stock to any party.

     Each Option Agreement shall provide for enforcement of the restrictions and the right of repurchase set forth in this
Section 10. In aid of such enforcement, the optionee shall, immediately upon receipt of the certificate or certificates for shares issued pursuant to exercise of options issued under this Plan, deposit such certificate or certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank, in escrow under a deposit agreement containing such terms and conditions as the Board shall approve with an escrow agent designated pursuant to such agreement, the expenses of such escrow to be borne by the Company.

     The right of repurchase shall be exercised by (1) written notice to such escrow agent and to the owner of the shares being repurchased within three months after the time of the optionee's termination of employment or the time that the optionee ceases to be a director of the Company, as the case may be, or, in any case, the time that the Company receives written notice from the Director or key employee of the proposed transfer or sale of shares, and (2) payment by the Company to the optionee or his legal representative of the amount due pursuant to such exercise of the right of repurchase, provided that notice of exercise of the right of repurchase by means of a refusal to issue shares pursuant to options outstanding at the time of termination of the optionee's employment or the time that optionee ceases to be a director of the Company, as the case may be, may be made within three months after the Company's receipt of written notice of the exercise of such options from the optionee. Payment for repurchase of such shares may be made by cancellation of a corresponding amount of any note given to the Company by the optionee or, in the event the outstanding balance of such note is equal to the amount of the payment, by returning such note to the optionee or his legal representative. The optionee whose shares are repurchased shall forthwith return such shares to the Company. The terms and conditions of this Section 10 shall be binding on the heirs, executors or personal representatives of the optionee, as the case may be.

11. Necessary Approvals. Each option granted under this Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that either the consent or approval of any governmental authority or the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares under such option, such option may not be exercised in whole or in part and shares thereunder may not be delivered, as the case may be, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option may be exercised only in accordance with the provisions of all applicable laws.

12. Adjustments for Changes in Capitalization or Corporation Reorganizations. Appropriate adjustments shall be made by the Board in the maximum number and kind of shares to be issued under this Plan to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of this Plan. If the Company shall effect a merger, consolidation or other reorganization (other than a major corporate transaction described in Section 10 hereof, to which this Section 12 shall have no application), pursuant to which the outstanding shares of common stock of the Company shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization that (1) any holder of restricted shares of the Company issued pursuant to this Plan shall receive in such transaction with respect to such shares subject to substantially the same restrictions on transferability as apply to such restricted shares, the kind and number of shares or other securities of the Company or such other corporation which are issuable to the owner of a like number of unrestricted shares of the Company, and (2) any optionee under this Plan shall have the right to purchase, at the aggregate option price provided for in his Option Agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him in respect of the number of shares of common stock of the Company which were subject to such option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him.

     Any adjustment required as a result of the foregoing provisions of this Section 12 shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the option immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such option immediately prior to such adjustment and the aggregate option price of such shares. Any adjustment made under this Section 12 shall be determined by the Board.

13. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval shall be required (a) to permit the grant of Awards under, and transaction in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) to comply with the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, (c) to increase the maximum number of shares available for issuance under this Plan, (d) to change the maximum number of shares that may be subject to options granted to any optionee under this Plan, (e) to change the designation of persons eligible to receive options under this Plan, (f) to change the purchase price at which shares may be sold pursuant to options granted under this Plan, or (g) to change the rights or obligations of the Company with respect to the right of repurchase. Notwithstanding the foregoing, the provisions regarding the selection of directors for participation in and the amount, the price or the timing of, Non-Employee Director Options shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules thereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Board and/or Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

14. Substitutions and Assumptions of Options of Certain Constituent Corporation. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders, substitute new options for prior options of a Constituent Corporation or assume the prior options of such Constituent Corporation.

15. Securities Law Restrictions. No securities shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws. Further, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

16. Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the committee and the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

17. Governing Law. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.